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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00406) pertaining to the Amended and Restated 1989 Stock Option Plan and 1992 Directors Stock Option Plan of Gliatech Inc., and in the Registration Statement (Form S-8 No. 33-00408) pertaining to the 1995 Nonemployee Directors Stock Option Plan of Gliatech Inc. of our report dated February 11, 1997, with respect to the consolidated financial statements of Gliatech Inc. incorporated by reference in the 1996 Annual Report (Form 10-K) for the year ended December 31, 1996.


                                               /s/ Ernst & Young LLP


Cleveland, Ohio
March 31, 1997



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